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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-            ), pertaining to the 2002 Stock Option Plan of Midway Games Inc., the Stock Option Agreement between the Corporation and David F. Zucker dated as of May 6, 2003, the Restricted Stock Agreement between the Corporation and David F. Zucker dated as of May 6, 2003 and the Severance Agreement between Neil D. Nicastro and Midway Games Inc. dated as of May 6, 2003, as amended, and related resale prospectus, and to the incorporation by reference therein of our report dated February 13, 2004, except for Note 13, as to which the date is March 3, 2004, with respect to the consolidated financial statements and schedule of Midway Games Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois April 29, 2004

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CONSENT OF INDEPENDENT AUDITORS